SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 8, 2011
Date of report (Date of earliest event reported)

VERDANT AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 8, 2011, Registrant entered into a Memorandum of Understanding (“MOU”) with a private investment company interested in funding promising technology companies.  Under the MOU, the investor can invest in Registrant, through equity, debt or a combination thereof, a minimum of $250,000,000.  The consummation of any financing transaction, and the terms thereof, are subject to a number of conditions, including agreement on securities pricing (valuation) and terms and the negotiation and execution of a definitive agreements between the parties. The MOU provides that the investor shall have six (6) months from the date of execution of a comprehensive investment agreement, but no more than twelve (12) months from the date of the MOU, to make the investment in Registrant.  Registrant will supplement this report to include the specific terms of the comprehensive investment agreement if and when it is executed and delivered by the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2011	VERDANT AUTOMOTIVE CORPORATION (Registrant)

	By:	/s/ Dan Elliott
Dan Elliott Chief Executive Officer